Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-77022 of The Boyds Collection, Ltd. on Form S-8 of our report dated March 23, 2005, appearing in this Annual Report on Form 10-K of The Boyds Collection, Ltd. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Baltimore, Maryland

March 30, 2005